EXHIBIT 21

SUBSIDIARIES OF CAMPBELL

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation

AB Australasia Pty Limited	Australia
Arnott’s Biscuit Company Singapore Pte Limited	Singapore
Arnotts Biscuits Holdings Pty Limited	Australia
Arnott’s Biscuits Limited	Australia
Arnott’s Biscuits Holdings (PNG) Pty Limited	New Guinea
Arnotts Limited	Australia
Arnott’s New Zealand Limited	New Zealand
Arnott’s Philippines, Inc.	Philippines
Arnott’s Sales Pty Limited	Australia
Arnott’s SBAH Pty. Ltd.	Australia
Arnott’s SBH Pty. Ltd.	Australia
Arnott’s SBF Pty. Ltd.	Australia
Arnott’s SBI Pty. Ltd.	Australia
Arnott’s Snackfoods	Australia
Aulsebrooks Limited	New Zealand
Campbell Canada Holdings Ltd.	Canada
Campbell Canada Limited Partnership	Canada
Campbell Cheong Chan Malaysia Sdn. Bhd	Malaysia
Campbell Company of Canada	Canada
Campbell Coordination Center	Belgium
Campbell EU Investment Company	Delaware
Campbell EU Investment 2 Company	Delaware
Campbell Finance Corp.	Delaware
Campbell Foods Belgium N.V. — S.A.	Belgium
Campbell Foodservice Company	Pennsylvania

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation

Campbell France Holding SAS	France
Campbell France S.A.S.	France
Campbell Generale Condimentaire	France
Campbell Grocery Products Limited	United Kingdom
Campbell International Holdings Inc.	Delaware
Campbell Investment (Australia) Pty. Limited	Australia
Campbell Investment Company	Delaware
Campbell Investment Company of Canada	Canada
Campbell Japan Incorporated	Japan
Campbell MFG 1 Company	Delaware
Campbell MGF 2 Company	Delaware
Campbell Netherlands Holding B.V.	Netherlands
Campbell Sales Company	New Jersey
Campbell Soup Asia Limited	Hong Kong
Campbell Soup Ireland Limited	Ireland
Campbell Soup Sweden AB	Sweden
Campbell Soup Supply Company L.L.C.	Delaware
Campbell Soup UK Limited	United Kingdom
Campbell Southeast Asia Sdn Bhd	Malaysia
Campbell Australasia Pty Ltd	Australia
Campbell’s de Mexico S.A. de C. V.	Mexico
Campbell’s Germany GmbH	Germany
Campbell’s Netherlands B.V.	Netherlands
Campbell’s U.K. Limited	United Kingdom
CANEB LLC	Delaware
CanFin Holdings Inc.	Delaware
Continental Foods S.A.	France
CSC Brands LP	Delaware

Name of Subsidiary and Name
Under Which It Does Business	Jurisdiction of Incorporation

CSC Standards, Inc.	New Jersey
CSC UK Limited	United Kingdom
Eugen Lacroix	Germany
Grundstuecksverwaltungsgesellschaft mbH
Eugen Lacroix GmbH	Germany
Godiva Brands, Inc.	Delaware
Godiva Belgium N.V. — S.A.	Belgium
Godiva Chocolatier (Asia) Limited	Hong Kong
Godiva Chocolatier, Inc.	New Jersey
Godiva Chocolatier of Canada Ltd.	Canada
Godiva France S.A.	France
Godiva Japan, Incorporated	Japan
Godiva U.K. Limited	United Kingdom
Gourmand Japan, Inc.	Japan
Immobiliaria Campbell’s de Mexico, S.A. de C.V.	Mexico
Joseph Campbell Company	New Jersey
Pepperidge Farm, Incorporated	Connecticut
PF Brands, Inc.	Delaware
Players Biscuits Pty. Ltd.	Australia
Players Group Limited	Australia
PT Arnott’s Indonesia	Indonesia
Royco Voedingsmiddelenfabrieken B.V.	Netherlands
Sinalopasta S.A. de C.V.	Mexico
Snack Foods Limited	Australia
Stockpot Inc.	Washington

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.